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                                                                    Exhibit 1(b)

                                  Salomon Inc

                    Medium-Term Notes, Series D and Series E

                 Euro-Medium-Term Notes, Series D and Series E

                    Form of Global Selling Agency Agreement



                                                ____________, 1994
                                                New York, New York


Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048
("U.S. Agent")

Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W 0SB
ENGLAND

Salomon Brothers Hong Kong Limited
Three Exchange Square
Suite 1802
HONG KONG
(together with Salomon Brothers International Limited, the "International Agents")

Salomon Brothers Aktiengesellschaft
WiesenhuttenstraBe 10
6000 Frankfurt am Main 1
FEDERAL REPUBLIC OF GERMANY
("DM Agent")

Dear Sirs:

     Salomon Inc, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to [$5,000,000,000] aggregate principal amount of its Medium-Term Notes, Series D and Series E (the "Medium-Term Notes") and Euro-Medium-Term Notes, Series D and Series E (the "Euro Medium-Term Notes"; and together with the Medium-Term Notes, the "Notes"). The Notes, Series D will be issued under an indenture (the "Senior Debt Indenture") dated as of December 1, 1988, as amended from time to time, between the Company and Citibank, N.A., as trustee. The Notes, Series E will be issued under an indenture (the "Subordinated Debt Indenture"; and together with the Senior Debt Indenture, the "Indentures") dated as of December 1, 1988, as amended from time to time, between the Company and Bankers Trust Company, as trustee
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(together with Citibank, N.A., the "Trustees"). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Medium-Term Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000 and will be issued only in fully registered form, and the Euro Medium-Term Notes will be issued in minimum denominations of U.S. $25,000 and in denominations exceeding such amount by integral multiples of $5,000 and will be issued only in bearer form, and the Notes will have the interest rates, maturities, and, if applicable, other terms set forth in a supplement to the applicable Prospectus referred to below. The Medium-Term Notes will be issued, and the terms thereof established, in accordance with the Indentures and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "U.S. Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such U.S. Procedures with respect to the Medium-Term Notes issued pursuant to such Terms Agreement). The U.S. Procedures may only be amended by written agreement of the Company and the U.S. Agent after notice to, and with the approval of, the Trustees. The Euro Medium-Term Notes will be issued, and the terms thereof established, in accordance with the Indentures and the Euro Medium-Term Notes Administrative Procedures attached hereto as Exhibit B (the "Euro Procedures") (unless a Terms Agreement modifies or otherwise supersedes such Euro Procedures with respect to the Euro Medium-Term Notes issued pursuant to such Terms Agreement). The Euro Procedures may only be amended by written agreement of the Company and the International Agents after notice to, and with the approval of, the Trustees. Any amendment of the U.S. Procedures or of the Euro Procedures relating to Notes denominated in Deutsche Marks ("DMs") or paying principal or interest in DMs (collectively, "DM Notes") shall require the approval of the DM Agent. For purposes of this Agreement, the term "Agent" shall refer to any one of you, and the terms "U.S. Agent", "International Agent" and "DM Agent" shall refer to such of you as is indicated on the cover page of this Agreement, acting solely in your capacity as agent for the Company pursuant to
Section 2(a) and not as principal; the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent; and the term "you" shall refer to you collectively whether at any time any one of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

     1.  Representations and Warranties.  The Company represents and warrants
         ------------------------------
to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

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          (a)  The Company meets the requirements for use of Form S-3 under the
     Securities Act of 1933 (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Numbers: 33-______) including a basic prospectus, which has become effective for the registration under the Act of $[5,000,000,000] aggregate principal amount of debt securities (the "Securities"), including the Notes, and Warrants to purchase Securities (the "Warrants"). Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Medium-Term Notes and the plan of distribution thereof (the "U.S. Prospectus Supplement") and a supplement to the form of prospectus included in such registration statement relating to the Euro Medium-Term Notes and the plan of distribution thereof (the "Euro Prospectus Supplement"; and together with the U.S. Prospectus Supplement, the "Prospectus Supplements"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to those supplements (each, a "Pricing Supplement") specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indentures will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under

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     which they were made, not misleading; provided, however, that the Company
                                           --------  -------
     makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in the Registration Statement and the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, the applicable Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture.

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean the date on which the Execution Time occurs and each date that any post-effective amendment or amendments to the Registration Statement became or becomes effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities and Warrants contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the U.S. Prospectus Supplement or the Euro Prospectus Supplement, as the case may be. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplements, the Pricing Supplements or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplements, the Pricing Supplements or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the

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     Prospectus Supplements, or the Pricing Supplements or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplements, the Pricing Supplements or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     2.  Appointment of Agents.  (a)  Subject to the terms and conditions set
         ---------------------
forth herein, the Company hereby authorizes the U.S. Agent, the International Agents and the DM Agent to act as its agents to solicit offers for the purchase of all or part of the Medium-Term Notes, Euro Medium-Term Notes and DM Notes, respectively, from the Company; provided, however, the Company will place DM
                                --------  -------
Notes only through the DM Agent, acting as agent, and the DM Agent may itself place DM Notes with the U.S. Agent or the International Agents; provided,
                                                                --------
further however, that only the International Agents and DM Agent may solicit
- ---------------
offers for the purchase of Euro Medium-Term Notes.

     On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the U.S. Agent, the International Agents and the DM Agent agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase Medium-Term Notes, Euro Medium-Term Notes and DM Notes, respectively, from the Company upon the terms and conditions set forth in the applicable Prospectus (and any supplement thereto) and in the U.S. or Euro Procedures, as applicable. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason.
Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any of you may purchase Notes as principal pursuant to
Section 2(b).

     The Company reserves the right, in its sole discretion, to instruct the U.S. Agent, the International Agents and the DM Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the U.S. Agent, the International Agents or the DM Agent (or any or all of them), as the case may be, will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

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     The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company; provided, however, in the case of any DM Notes, such amount shall be divided
- --------  -------
between the DM Agent and the other Agent, if any, that solicited the sale of such Note, in such proportion as may be agreed upon by the DM Agent and such other Agent. Such commission shall be payable as specified in the U.S. or Euro Procedures, as applicable.

     Subject to the provisions of this Section and to the U.S. or Euro Procedures, as applicable, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent shall deem advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this
                                 --------  -------
Agreement is in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

     If the Company defaults in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale; provided, however, any DM Notes will be sold to the DM Agent which may
      --------  -------
resell the DM Notes to the U.S. Agent or the International Agents. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in
Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(q). Any written Terms Agreement may be in the form attached hereto as Exhibit C. The Purchaser's commitment to purchase Notes shall be deemed to have

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been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the U.S. or Euro Procedures, as applicable, unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

     Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

     3.  Offering and Sale of Notes.  The U.S. Agent, the International Agents,
         --------------------------
the DM Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the U.S. or Euro Procedures, as the case may be.

     In connection with any offering of Euro Medium-Term Notes, either of the International Agents (or, in the case of DM Notes, the DM Agent) may act as stabilizing agent (the "Stabilizing Agent"), and as Stabilizing Agent may over-allot or effect transactions which stabilize or maintain the market price of the Euro Medium-Term Notes at a level which might not otherwise prevail. Such stabilizing, if commenced, may be discontinued at any time. The Stabilizing Agent, whose identity shall be disclosed in the supplement to the applicable Prospectus relating to such offering of Euro Medium-Term Notes, shall comply with all applicable laws.

     4.  Agreements.  The Company agrees with you that:
         -----------

     (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes

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     providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes or to an offering of Warrants) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all press releases or announcements furnished to news or wire services and any other material press releases and announcements. The Company will immediately notify each of you of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the

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     legality of the Notes for purchase by institutional investors.

          (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indentures, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the costs incurred in connection with listing the Notes on the Luxembourg Stock Exchange, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustees and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all out-of-pocket expenses (including without limitation advertising expenses), if any, incurred by you in connection with this Agreement, and (iii) pay the fees and expenses of your counsel incurred in connection with this Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities and of Warrants to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) and Warrants which have been issued and sold by the Company will not exceed the amount of Securities and Warrants registered pursuant to the Registration Statement. The Company will inform you promptly, upon your request, of the aggregate offering price or purchase price of Securities and Warrants registered under the Registration Statement that remain unsold.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or to any offering of Warrants or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes or to any offering of Warrants, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause
     (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemented financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however,
                                                            --------  -------
     that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

          (m) The Company and its affiliates will comply with the provisions of U.S. Treasury Regulations 1.163-5(c)(2)(i)(D)(1) and (2).

          (n) The Company will use its best efforts to obtain the listing of the Euro Medium-Term Notes on the Luxembourg Stock Exchange, to furnish to such Exchange all documents, information and undertakings that may be reasonably necessary in order to effect such listing, and to cause such listing to be continued so long as any of the Euro Medium-Term Notes remain outstanding.

          (o) The Company or its designated agent shall submit such reports or information as may be required from time to time by applicable law, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in respect of the issue and purchase of Notes denominated in Japanese yen.

          (p) The Company will issue DM Notes in compliance with the guidelines of the German Federal Central Bank regarding the issue of DM-denominated debt securities (the "Guidelines").

          (q) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes being sold pursuant to such Terms Agreement).

          (r) The Company confirms as of the date hereof, and during the term of this Agreement, that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of
                                           --------------------------------
     Doing Business with Cuba, and the Company further agrees that if it
     ------------------------
     commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          Each of the International Agents and the DM Agent represents to and agrees with the Company that:

          (s) Except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) it has not offered or sold, and during the restricted period will not offer or sell, Euro Medium-Term Notes to a person who is within the United States or its possessions or to a United States person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Euro Medium-Term Notes that are sold during the restricted period.

          (t) It has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Euro Medium-Term Notes are aware that such Euro-Medium-Term Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules.

          (u) If it is a United States person, it represents that it is acquiring the Euro Medium-Term Notes for purposes of resale in connection with their original issuance and if it retains Euro Medium-Term Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6).

          (v) With respect to each of its affiliates that acquires Euro Medium-Term Notes from it for the purpose of offering or selling such Euro Medium-Term Notes during the restricted period, it repeats and confirms the representations and agreements contained in Sections 4(s), (t) and (u) on such affiliate's behalf.

          Furthermore, the International Agents and DM Agent have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of Euro Medium-Term Notes, except with their affiliates or with the prior written consent of the Company.

          Terms used in Sections 4(s), (t), (u) and (v) have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder, including the D Rules. For these purposes, the "restricted period" with respect to a Euro Medium-Term Note generally ends upon the expiration of the 40-day period beginning on the issue date of such Euro Medium-Term Note, unless either International Agent or the DM Agent holds such Euro Medium-Term Note as part of an unsold allotment or subscription, in which case the "restricted period" continues for so long as such International Agent or the DM Agent holds such Euro Medium-Term Note.

          (w) The terms of Notes denominated in Japanese Yen that will be issued will be limited to those which have been recognized by Japanese authorities.

          (x)  (i)  It has not offered or sold and will not for so long as
     Part III of the Companies Act 1985 remains in force in relation to the Euro Medium-Term Notes, offer or sell in the United Kingdom, by means of any document, any Euro Medium-Term Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Euro Medium-Term Notes in, from or otherwise involving the United Kingdom,
     (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Euro Medium-Term Notes if that person is of a kind who falls within Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 and (iv) once the provisions of
     Part V of the Financial Services Act 1986 come into force, it will not, directly or indirectly, issue or cause to be issued in the United Kingdom any advertisement offering the Euro Medium-Term Notes in circumstances which would require (for the avoidance of any contravention of those provisions) a prospectus to have been delivered to the Registrar of Companies in England and Wales.

          (y) It will not offer, sell, resell or deliver any Notes to any person in any jurisdiction if such offer, sale, resale or delivery shall be prohibited by law or regulation.

          Each Agent represents to and agrees with the Company that:

          (z) It will not offer or sell any Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person during the period of 90 days from the issue date of such Note (which Note is denominated in Japanese yen) or 180 days from the issue date of the Note (which Note is a Dual Currency Note, Reverse Dual Currency Note or Optional Dual Currency Note) and that thereafter it will not do so, except under circumstances which will result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole. Furthermore, in connection with the issuance of Notes denominated in Japanese yen, the Company and you each agree to comply with all applicable laws, regulations and guidelines as amended from time to time of the Japanese governmental and regulatory authorities.

          The DM Agent represents to and agrees with the Company that:

          (aa) It is a credit institution according to the German Banking Act;
     and

          (bb) It will notify the German Federal Central Bank at the end of each month of the amounts, dates of issue and other terms of all DM Notes issued by the Company during such month and will provide such other information about DM Notes to the German Central Bank as may be required.

          5.  Conditions to the Obligations of the Agents.  The obligations of
              --------------------------------------------
each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of Cravath, Swaine & Moore, counsel for the Company, and/or Robert H. Mundheim, General Counsel for the Company, and/or Arnold S. Olshin, Secretary for the Company, dated the Execution Time, to the effect, in aggregate, that:

                (i) each of the Company and Salomon Brothers Inc (the "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; and the Medium-Term Notes and the Euro Medium-Term Notes conform to the descriptions thereof contained in the applicable Prospectus (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the applicable Prospectus as contemplated by the last sentence of Section 1(a) of this Agreement);

          (iii) each of the Indentures has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Notes have been duly authorized and when executed and authenticated in accordance with the provisions of the applicable Indenture and when delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

          (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement on the Effective Date or the Execution Date contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

          (vii) no consent, approval, authorization or order of any court or governmental agency or body in the United States is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

          (viii) neither the execution and delivery of the Indentures, the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law applicable to or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order regulation or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

          (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

          (x) the information contained in the U.S. Prospectus Supplement under the caption "United States Tax Considerations" and in the Euro Prospectus Supplement under the caption "Taxation in the United States" are fair and accurate summaries of the principal Federal income tax consequences associated with the ownership of the Medium-Term Notes and the Euro Medium-Term Notes, respectively.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          (c) Each Agent shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indentures, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Senior Vice President and the Controller of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time, Arthur Andersen & Co. shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                (i) in their opinion the audited financial statements, financial statement schedules and pro forma financial statements, if any, included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated long-term debt or capital stock of the Company and its subsidiaries or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or income before taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

                    (3) the amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                (iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents, at One Liberty Plaza, New York, New York, on the date hereof.

          6.  Conditions to the Obligations of the Purchaser.  The obligations
              -----------------------------------------------
of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Cravath, Swaine & Moore, counsel for the Company, dated as of the Closing Date, to the effect set forth in
     Section 5(b), (iii) the opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(c), and (iv) the letter of Arthur Andersen & Co., independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the

Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7.  Right of Person who Agreed to Purchase to Refuse to Purchase.  (a)  The
         -------------------------------------------------------------
Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

     (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent that presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or any such person to exercise the judgment permitted to be exercised under this Section 7(b) and
Section 9(b)).

     8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify
         ---------------------------------
and hold harmless each of you, the directors, officers and employees and agents of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page of, and the penultimate sentence of the second paragraph under the caption "Plan of Distribution" in, the U.S. Prospectus Supplement and in the last sentence under the caption "Plan of Distribution" in the Basic Prospectus constitute the only information furnished in writing by the U.S. Agent for inclusion in the documents referred to in the foregoing indemnity, and the U.S. Agent hereby confirms that such statements are correct and (ii) the statements set forth in the last paragraph of the cover page of, and the penultimate sentence of the second paragraph under the caption "Plan of Distribution" in, the Euro Prospectus Supplement constitute the only information furnished in writing by the International Agents for inclusion in the documents referred to in the foregoing indemnity, and the International Agents hereby confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemni-
fying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the
              --------  -------
indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be
                         --------  -------
responsible for any amount in excess of the commissions received by you in connection with the sale of Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, if the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.  Termination.  (a)  This Agreement will continue in effect until
         -----------
terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent giving written notice of such termination to such Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(h), Section 8 and Section 10.

     (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (iii) trading in any securities issued by the Company shall have been suspended or halted by the Commission or on any exchange (whether U.S. or foreign), or trading in securities generally on the New York Stock Exchange, The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any such exchange, (iv) a banking moratorium shall have been declared by either U.S. Federal or New York State authorities or by bank regulatory authorities in London or Luxembourg, or exchange controls shall have been imposed by the United States or by any country the currency of which will be used to make any payment in respect of the Notes or (v) there shall have occurred any outbreak or escalation of hostilities or declaration by the United States or the United Kingdom of a national emergency or war, or other calamity or crisis or any other substantial change in national or international monetary, financial, political or economic conditions the effect of which makes it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of such Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

     10.  Survival of Certain Provisions.  The respective agreements,
          ------------------------------
representations, warranties, indemnities and other statements of the Company or its officers and of each of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancelation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement the Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

     11.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to an Agent, will be mailed, delivered or telegraphed and confirmed to such Agent, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, attention of the Secretary.

     12.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

     13.  Applicable Law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                             Very truly yours,

                                             SALOMON INC


                                             By:
                                                ___________________________
                                                Name:
                                                Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

SALOMON BROTHERS INC


By:
   ___________________________
   Name:
   Title:

SALOMON BROTHERS INTERNATIONAL LIMITED


By:
   ____________________________
   Name:
   Title:

By:
   ____________________________
   Name:
   Title:

SALOMON BROTHERS HONG KONG LIMITED


By:
   ____________________________
   Name:
   Title:

SALOMON BROTHERS AKTIENGESELLSCHAFT


By:
   ____________________________
   Name:
   Title:

                                   SCHEDULE I


Commissions:
- -----------

     The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such
Agent:

     Term                                                  Commission Rate
     ----                                                  ---------------

     More than nine months to                                   .125%
       less than twelve months
     Twelve months to less than                                 .150
       eighteen months
     Eighteen months to less than                               .200
       two years
     Two years to less than                                     .250
       three years
     Three years to less than                                   .350
       four years
     Four years to less than                                    .450
       five years
     Five years to less than                                    .500
       six years
     Six years to less than                                     .550
       seven years
     Seven years to less than                                   .600
       ten years
     Ten years to less than                                     .675
       fifteen years
     Fifteen years to less than                                 .700
       twenty years
     Twenty years or longer                                     .750

          Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notices to U.S. Agent:
- ----------------------------------

          Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention of the Medium-Term Note Department.

Address for Notices to International Agents:
- --------------------------------------------

          Notices to Salomon Brothers International Limited shall be directed to it at Victoria Plaza, 111 Buckingham Palace Road, London SWIW 0SB England, Attention of Medium-Term Note Department. Notices to Salomon Brothers Hong Limited shall be directed to it at Salomon Brothers Hong Kong Limited, Three

Exchange Square, Suite 1802, Hong Kong, Attention of Medium-Term Note Depart-ment.

Address for Notices to DM Agent:
- --------------------------------

          Notices to Salomon Brothers Aktiengesellschaft shall be directed to it at WiesenhuttenstraBe 10, 6000 Frankfurt am Main 1, Federal Republic of Germany,
Attention of           .

                                                                       EXHIBIT A
                                                                       ---------



                                  SALOMON INC

                   Medium-Term Note Administrative Procedures
                   ------------------------------------------

                               ____________, 1994

          The Medium-Term Notes, Series D (the "Series D Notes") and Medium-Term Notes, Series E (the "Series E Notes"; and together with the Series D Notes, the "Notes") of Salomon Inc (the "Company") are to be offered on a continuing basis. Salomon Brothers Inc, as agent (the "Agent"), has agreed to solicit purchases of Notes issued in fully registered form. The Agent will not be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Global Selling Agency Agreement between the Company and the agents named therein (including the Agent) dated the date hereof (the "Agency Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). Citibank, N.A. is the trustee under the Indenture, dated as of December 1, 1988, as amended from time to time, under which the Series D Notes will be issued (the "Senior Debt Indenture"). Bankers Trust Company is the trustee (together with Citibank, N.A., the "Trustees") under the Indenture, dated as of December 1, 1988, as amended from time to time, under which the Series E Notes will be issued (the "Subordinated Debt Indenture"; and together with the Senior Debt Indenture, the "Indentures"). The Series D Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Series E Notes will be subordinate and junior in the right of payment to all Senior Indebtedness of the Company, to the extent and in the manner set forth in the Subordinated Debt Indenture.

          The Agency Agreement provides that Notes may also be purchased by the Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by the Agent acting solely as principal, unless otherwise agreed to between the Company and the Agent acting as principal.

          Each Note will be represented by either a Global Security (as defined hereinafter) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). Each Global Security representing Series D Notes will be delivered to Citibank, N.A. ("Citibank"), and each Global Security representing Series E Notes will be delivered to Bankers Trust Company ("Bankers Trust"), each acting as agent for The Depository Trust Company or any successor depository selected by the Company ("DTC", which term, as used herein, includes any successor depository selected by the Company), and will be recorded in the book-entry system maintained by DTC (a "Book-

Entry Note"). Until such time as the operating requirements of DTC permit otherwise, only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agent and the Trustees in writing of those persons handling administrative responsibilities with whom the Agent and the Trustees are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indentures and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indentures, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indentures, DTC's operating requirements and the Agency Agreement shall control.


                                     PART I

                         Administrative Procedures for
                         -----------------------------
                                Book-Entry Notes
                                ----------------

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Citibank and Bankers Trust (together, the "DTC Agents") will perform the custodial, document control and administrative functions described below for the Series D Notes and the Series E Notes, respectively. Citibank will perform such functions in accordance with its respective obligations under a Letter of Representations from the Company and Citibank to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Citibank and DTC, dated as of October 31, 1988 and as amended to date, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Bankers Trust will perform such functions in accordance with its respective obligations under a Letter of Representations from the Company and Bankers Trust to DTC dated as of June 23, 1989 and a Certificate Agreement between DTC and Bankers Trust, dated as of October 21, 1988 and as amended to date, and its obligations as a participant in DTC, including DTC's SDFS.

Issuance:                  On any date of settlement (as defined under
- --------                   "Settlement" below) for one or  more Book-Entry
                           Notes, the Company will issue a single global security in fully registered form without coupons (a
                           "Global Security") representing up to $100,000,000 principal amount of all such Book-Entry Notes of the same Series that have the same original issue date, original issue discount provisions, if any, Interest
                           Payment Dates, Regular Record Dates, Interest Payment
                           Period, redemption repayment and extension provisions, if any, Stated Maturity, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base
                           Rate, Index Maturity, Interest Reset Period, Interest
                           Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the "Terms"). Each
                           Global Security will be dated and issued as of the date of its authentication by the applicable Trustee.
                           Each Global Security will bear an original issue date, which will be (i) with respect to an original
                           Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global
                           Securities, with respect to the Global Security resulting from such consolidation, the most recent
                           Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global
                           Securities, regardless of the date of authentication of such resulting Global Security. No Global
                           Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any
                           Certificated Note or (iii)
                           both Series D Notes and Series E Notes.

Identification             The Company has arranged with the CUSIP Service
- --------------             Bureau of Standard & Poor's Corporation (the "CUSIP
Numbers:                   Service Bureau") for the reservation of two series of
- -------                    CUSIP numbers, one for Series D Notes and one for
                           Series E Notes, each of which series consists of approximately 900 CUSIP numbers and relates to Global
                           Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The DTC Agents, the Company and DTC have obtained from the CUSIP Service
                           Bureau a written list of such reserved CUSIP numbers.
                           The Company will assign CUSIP numbers to Global
                           Securities as described below under Settlement
                           Procedure "B". DTC will notify the CUSIP Service
                           Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. Each DTC
                           Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to either or both DTC Agents, as needed, and to DTC.

Registration:              Global Securities will be issued only in fully
- ------------               registered form without coupons.  Each Global
                           Security will be registered in the name of CEDE &
                           CO., as nominee for DTC, on the securities register for the Notes (the "Securities Register"). The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                           (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants.
                           The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
- ---------                  by book entries made by DTC and, in turn, by
                           Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                 Each DTC Agent may deliver to DTC and the CUSIP
- ---------                  Service Bureau at any time a written notice of
                           consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent (A)
                           Fixed Rate Book-Entry Notes of the same Series and having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry
                           Notes of the same Series and having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global
                           Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the DTC
                           Agent for such replacement Global Security) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, such DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, such DTC Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global
                           Securities will, in accordance with CUSIP Service
                           Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $100,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $100,000,000 of principal amount of the exchanged
                           Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities
                           (see "Denominations" below).

Maturities:                Each Book-Entry Note will mature on a date not less
- ----------                 than nine months after the settlement date for such
                           Note. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note. Any
                           Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue
                           Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Issue Date.

Denominations:             Book-Entry Notes will be issued in principal amounts
- -------------              of $1,000 or any amount in excess thereof that is
                           an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $100,000,000. If one or more Book-Entry
                           Notes having an aggregate principal amount in excess of $100,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $100,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry
                           Note or Notes shall be assigned the same CUSIP number.

Interest:                  General.  Interest, if any, on each Book-Entry Note
- --------                   -------
                           will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency
                           Agreement), as supplemented by the applicable Pricing
                           Supplement. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard &
                           Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

                           Regular Record Dates.  The Regular Record Date with
                           --------------------
                           respect to any Interest Payment Date for a Floating-Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) shall be the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

Payments of                Payment of Interest Only.  Promptly after each
- -----------                ------------------------
Principal and              Regular Record Date, the DTC Agent for each Global
- -------------              Security will deliver to the Company and DTC a
Interest:                  written notice setting forth, by CUSIP number, the
- --------                   amount of interest to be paid on each Global
                           Security on the following Interest Payment Date
                           (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee for the Notes represented by such Global Security the total amount of interest due on such Interest Payment Date (other than at Maturity), and such Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-
                           Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding
                           Business Day and no interest shall accrue on such payment for the period from and after such Interest
                           Payment Date.

                           Payments at Maturity.  On or about the first Business
                           --------------------
                           Day of each month, each DTC Agent will, with respect to the Global Securities for which it acts as DTC Agent, deliver to the Company, DTC and the applicable Trustee a written list of principal and interest to be paid on each Global Security maturing in the following month. The DTC Agent for each Global Security, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee for the Notes represented by such Global Security the principal amount of such Global Security, together with interest due at such Maturity. Such Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee for such Global Security will cancel such Global Security in accordance with the applicable Indenture and so advise the Company.

                           Manner of Payment.  The total amount of any principal
                           -----------------
                           and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee for the Notes represented by such Global Security in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing such Trustee to withdraw funds from an account maintained by the Company with the DTC Agent for the Notes represented by such Global Securities. The Company will confirm any such instructions in writing to such

                           Trustee. Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, such Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the relevant DTC Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Trustee or such DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                           Withholding Taxes.  The amount of any taxes required
                           -----------------
                           under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon            Company Notice to Trustee regarding Exercise of
- ---------------            -----------------------------------------------
Company's Exercise         Optional Reset.  Not less than 45 or more than 60
- ------------------         --------------
of Optional Reset          days before an Optional Reset Date as set forth in a
- -----------------          Book-Entry Note, the Company will notify the Trustee
or Optional Extension      for such Book-Entry Note whether it is exercising
- ---------------------      its option to reset the interest rate or Spread or
of Maturity:               Spread Multiplier, as the case may be, for
- -----------
                           such Book-Entry Note, and if so, (i) the new interest rate or Spread or Spread Multiplier, as the case may be, for such Book-Entry Note during the period from such Optional Reset Date to the next Optional Reset
                           Date as set forth in such Book-Entry Note or, if there is no such next Optional Reset Date, to the Stated Maturity of such Book-Entry Note (the
                           "Subsequent Interest Period"); and (ii) the provisions, if any, for redemption of such Book-Entry
                           Note during such Subsequent Interest Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest Period.

                           Company Notice to Trustee regarding Exercise of
                           -----------------------------------------------
                           Optional Extension of Maturity.  If the Company
                           ------------------------------
                           elects to exercise an option, as set forth in a Book-Entry Note, to extend the Stated Maturity of such Note, it will so notify the Trustee for such Book-Entry Note no less than 45 or more than 60 days before the Stated Maturity of such Book-Entry Note, and will further indicate (i) the new Stated Maturity; (ii) the interest rate or Spread or Spread Multiplier, as the case may be, applicable to the extension period; and (iii) the provisions, if any, for redemption of such Book-Entry Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

                           Trustee Notice to DTC regarding Company's Exercise of
                           -----------------------------------------------------
                           Optional Extension or Reset.  Upon receipt of notice
                           ---------------------------
                           from the Company regarding the Company's exercise of either an optional extension of maturity or an optional reset, the Trustee for the

                           Book-Entry Note will hand-deliver a notice to DTC not less than 40 days before the Optional Reset Date (in which case a "Reset Notice") or the Stated Maturity (in which case an "Extension Notice"), as the case may be, which Reset Notice or Extension Notice shall identify such Book-Entry Note by CUSIP number and shall contain the information required by the terms of the Book-Entry Note.

                           Trustee Notice to Company regarding Option to be
                           ------------------------------------------------
                           Repaid.  If, after receipt of either a Reset Notice
                           ------
                           or an Extension Notice, DTC exercises the option for repayment by tendering the Global Security representing the Book-Entry Note to be repaid as set forth in such Note, the Trustee for such Book-Entry Note shall give notice to the Company not less than 22 days before the Optional Reset Date or the old Stated Maturity, as the case may be, of the principal amount of Book-Entry Notes to be repaid on such Optional Reset Date or old Stated Maturity, as the case may be.

                           Company Notice regarding New Interest Rate or New
                           -------------------------------------------------
                           Spread or Spread Multiplier.  If the Company elects
                           ---------------------------
                           to revoke the interest rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for a Optional Reset Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Stated Maturity, so notify the Trustee for the affected Book-Entry Note. The Trustee will immediately thereafter notify DTC of the new interest rate or Spread or Spread Multiplier applicable to such Book-Entry Note.

                           Trustee Notice to Company regarding DTC Revocation of
                           -----------------------------------------------------
                           Option to be Repaid.  If, after DTC has tendered any
                           -------------------
                           Book-Entry Notes for repayment pursuant to an Extension Notice or an Optional

                           Reset Notice, DTC then revokes such tender for repayment, the Trustee for such Book-Entry Notes shall give notice to the Company not less than five days prior to the Stated Maturity or Optional Reset Date, as the case may be, of such revocation and of the principal amount of Book-Entry Notes for which tender for repayment has been revoked.

                           Deposit of Repayment Price.  On or before any old
                           --------------------------
                           Stated Maturity where the Maturity has been extended, and on or before any Optional Reset Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the principal amount, plus interest accrued to such old Stated Maturity or Optional Reset Date, as the case may be, for all the Book-Entry Notes or portions thereof for which such Trustee serves as Trustee and which are to be repaid on such old Stated Maturity or Optional Reset Date, as the case may be. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedures upon            Company Notice to Trustee regarding Exercise of
- ---------------            -----------------------------------------------
Company's                  Optional Redemption.  At least 45 days prior to the
- ---------                  -------------------
Exercise of                date on which it intends to redeem a Book-Entry Note,
- -----------                the Company will notify the Trustee for such Book-
Optional                   Entry Note that it is exercising such option with
- --------                   respect to such Book-Entry Note on such date.
Redemption:
- ----------
                           Trustee Notice to DTC regarding Company's Exercise of
                           -----------------------------------------------------
                           Optional Redemption.  After receipt of notice that
                           -------------------
                           the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-
                           Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                           Deposit of Redemption Price.  On or before any
                           ---------------------------
                           redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof for which such Trustee serves as Trustee and which are to be repaid on such redemption date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Prin-          Trustee Notice to Company of Option to be Repaid.
- -----------------          ------------------------------------------------
cipal and Interest         Upon receipt of notice of exercise of the option for
- ------------------         repayment and the Global Securities representing the
Upon Exercise of           Book-Entry Notes so to be repaid as set forth in such
- ----------------           Notes, the Trustee for such Book-Entry Notes shall
Optional Repayment         (unless such notice was received pursuant to the
- ------------------         Company's exercise of an optional reset or an
(Except Pursuant to        optional extension of maturity, in each of which
- -------------------        cases the relevant procedures set forth above are to
Company's Exercise         be followed) give notice to the Company not less than
- ------------------         20 days prior to each Optional Repayment Date of such
of Optional Reset or       Optional Repayment Date and of the principal amount
- --------------------       of Book-Entry Notes to be repaid on such Optional
Optional Extension:        Repayment Date.
- ------------------
                           Deposit of Repayment Price.  On or prior to any
                           --------------------------
                           Optional Repayment Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry
                           Notes or portions thereof which are to be repaid on such date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate         The Company and the Agent will discuss from time to
- ------------------         time the aggregate principal amount of, the issuance
Setting and                price of, and the interest rates to be borne by,
- -----------                Book-Entry Notes that may be sold as a result of the
Posting:                   solicitation of orders by the Agent. If the Company
- -------                    decides to set prices of, and rates borne by, any
                           Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance and             Unless otherwise instructed by the Company, the Agent
- --------------             will advise the Company promptly by telephone of all
Rejection of               orders to purchase Book-Entry Notes received by the
- ------------               Agent, other than those rejected by it in whole or in
Orders:                    part in the reasonable exercise of its discretion.
- ------                     Unless otherwise agreed by the Company and the Agent,
                           the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of             If any order to purchase a Book-Entry Note is
- --------------             accepted by or on behalf of the Company, the Company
Pricing                    will prepare a pricing supplement (a "Pricing
- -------                    Supplement") reflecting the terms of such Book-Entry
Supplement:                Note and will arrange to have ten copies thereof
- ----------                 filed with the Commission in accordance with the
                           applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent. The
                           Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry
                           Note.

                           In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use.

                           Outdated Pricing Supplements (other than those retained for files), will be destroyed.

Suspension of              Subject to the Company's representations, warranties
- -------------              and covenants contained in the Agency Agreement, the
Solicitation;              Company may instruct the Agent to suspend at any
- ------------               time, for any period of time or permanently, the
Amendment or               solicitation of orders to purchase Book-Entry Notes.
- ------------               Upon receipt of such instructions, the Agent will
Supplement:                forthwith suspend solicitation until such time as the
- ----------                 Company has advised them that such solicitation may
                           be resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agent, the Trustees and the DTC Agents whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of                A copy of the Prospectus and a Pricing Supplement
- -----------                relating to a Book-Entry Note must accompany or
Prospectus:                precede the earliest of any written offer of such
- ----------                 Book-Entry Note, confirmation of the purchase of such
                           Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Agent to a customer or his agent, such confirmation shall be accompanied by a

                           Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. The Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than the Agent).

Confirmation:              For each order to purchase a Book-Entry Note
- ------------               solicited by the Agent and accepted by or on behalf
                           of the Company, the Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of immediately available
- ----------                 funds in payment for a Book-Entry Note and the
                           authentication and issuance of the Global Security representing such Book-Entry Note shall constitute
                           "settlement" with respect to such Book-Entry Note.
                           All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement                 Settlement Procedures with regard to each Book-Entry
- ----------                 Note sold by the Company through the Agent, as
Procedures:                agent, shall be as follows:
- ----------
                           A.  The Agent will advise the Company by telephone of
                               the following settlement information:

                               1.   Principal or face amount.

                               2.   Series.

                               3.   Stated Maturity.

                               4. In the case of a Fixed Rate Book-Entry Note, the interest rate and reset, redemption, repayment and extension provisions (if any) or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and reset, redemption, repayment and extension provisions (if any).

                               5.   Interest Payment Dates and the Interest
                                    Payment Period.

                               6. Redemption or amortization provisions, if any.

                               7.   Settlement date.

                               8. Any other terms necessary to describe the Book-Entry Note.

                               9.   Price.

                              10. Agent's commission, determined as provided in Section 2 of the Agency Agreement.

                              11. Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                           B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the relevant DTC Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above and such CUSIP number. The Company will also notify the Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent for such Note, the Trustee for such Note and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note.

                           C. Such DTC Agent will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation), the Agent and, upon request, the Trustee for such Notes:

                               1.   The information set forth in Settlement
                                    Procedure "A".

                               2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                               3. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

                               4.   The Interest Payment Period.

                               5.   CUSIP number of the Global Security
                                    representing such Book-Entry Note.

                               6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                           D. To the extent the Company has not already done so, the Company will deliver to the Trustee for such Notes a Global Security in a form that has been approved by the Company, the Agent and the Trustee.

                           E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                           F. DTC will credit such Book-Entry Note to such DTC Agent's participant account at DTC.

                           G. Such DTC Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to such DTC Agent's participant account and credit such Book-Entry Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit such DTC Agent's settlement account for an amount equal to the price of such Book-Entry Note less the Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by such DTC Agent to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) such DTC Agent is holding such Global Security pursuant to the MediumTerm Note Certificate Agreement between such DTC Agent and DTC.

                           H. The Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Book-Entry Note.

                           I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           J. Such DTC Agent will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G", credit to an account of the Company maintained at such DTC Agent funds available for immediate use in the amount transferred to such DTC Agent in accordance with Settlement Procedure "G".

                           K. The Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                           L. Periodically, each DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised such DTC Agent but which have not yet been settled.


Settlement                 For orders of Book-Entry Notes solicited by the Agent
- ----------                 and accepted by the Company for settlement on the
Procedures
- ----------
Timetable:
- ---------
                           first Business Day after the sale date, Settlement
                           Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                           Settlement
                           Procedure             Time
                           ---------             ----

                               A        11:00 A.M. on the sale date
                               B        12:00 Noon on the sale date
                               C         2:00 P.M. on the sale date
                               D         3:00 P.M. on the day before
                                                   settlement
                               E         9:00 A.M. on settlement date
                               F        10:00 A.M. on settlement
                                                   date
                              G-H        2:00 P.M. on settlement
                                                   date
                               I         4:45 P.M. on settlement
                                                   date
                              J-K        5:00 P.M. on settlement
                                                   date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                              If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent for such Book-Entry Notes will deliver to DTC, through DTC's Participant Terminal System, a cancelation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:            If the DTC Agent for a Book-Entry Note fails to
- -----------------             enter an SDFS deliver order with respect to a
                              Book-Entry Note pursuant to Settlement Procedure
                              "G", such DTC Agent may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to such DTC Agent's participant account. DTC will process the withdrawal message, provided that such DTC Agent's participant account contains a principal amount of the Global Security representing such Book-Entry
                              Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee for the Notes represented by such Global Security will cancel such Global Security in accordance with the applicable Indenture and so advise the Company and will make appropriate entries in its records. The
                              CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the DTC Agent for such Book-Entry Notes will exchange such Global

                              Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the DTC Agent for such Book-Entry Note will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Agent for the loss of the use of the funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the DTC Agent for such Book-Entry Note or Notes will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustees Not to               Nothing herein shall be deemed to require either
- ---------------               Trustee to risk or expend its own funds in
Risk Funds:                   connection with any payment to the Company, DTC,
- ----------                    the Agent or the purchaser, it being understood by
                              all parties that payments made by either Trustee to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to such Trustee for such purpose.

Authenticity of               The Company will cause each of the Trustees to
- ---------------               furnish the Agent from time to time with the
Signatures:                   specimen signatures of each of such Trustee's
- ----------                    officers, employees or agents who has been
                              authorized by such Trustee to authenticate Book-
                              Entry Notes, but the Agent will not have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of                    The Agent shall forward to the Company, on a
- ----------                    monthly basis, a statement of the out-of-pocket
Expenses:                     expenses incurred by such Agent during that month
- --------                      that are reimbursable to it pursuant to the terms
                              of the Agency Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Advertising                   The Company will determine with the Agents the
- -----------                   amount of advertising that may be appropriate in
Costs:                        soliciting offers to purchase the Book-Entry
- -----                         Notes. Advertising
                              expenses will be paid by the Company.

                                    PART II
                Administrative Procedures for Certificated Notes
                ------------------------------------------------

          Each Trustee will serve as registrar and transfer agent in connection with the Certificated Notes for which it serves as Trustee.

Issuance:                  Each Certificated Note will be dated and issued as of
- --------                   the date of its authentication by the applicable
                           Trustee.  Each Certificated Note will bear an
                           Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued
                           Certificated Note.

Registration:              Certificated Notes will be issued only in fully
- ------------               registered form without coupons.

Maturities:                Each Certificated Note will mature on a date not less
- ----------                 than nine months after the settlement date for such
                           Note. A Floating Rate Certificated Note will mature only on an Interest Payment Date for such Note. Any
                           Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue
                           Date (as defined below) for such Note. Any Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original Date.

Denominations:             The denomination of any Certificated Note denominated
- -------------              in U.S. dollars will be a minimum of $1,000 or any
                           amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

Interest:                  General.  Interest, if any, on each Certificated Note
- --------                   -------
                           will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing
                           Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date (provided that, in the case of Certificated Notes which reset daily or weekly, interest payments will include accrued interest to and including the Regular Record Date immediately preceding the Interest Payment Date) or to but excluding Maturity (other than a Maturity of a Fixed
                           Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                           Regular Record Dates.  The Regular Record Dates with
                           --------------------
                           respect to any Interest Payment Date for a Floating Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) shall be the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

Payments of                Interest, if any, on each Certificated Note will be
- -----------                calculated and paid in the manner described in such
Interest:                  Note and in the Prospectus, as supplemented by the
- --------                   applicable Pricing Supplement. Unless otherwise
                           provided in the

                           Indenture for such Certificated Note or the Certificated Note, the first payment of interest on any Certificated Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Maturity
                           Date) will be made by check mailed to the person entitled thereto as provided above.

                           Within 10 days following each Record Date, the Trustees will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Trustees will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

                           The Company will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                           If any interest Payment Date for or the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

Procedure for Rate         The Company and the Agent will discuss from time to
- ------------------         time the aggregate principal amount of, the issuance
Setting and                price of, and the interest rates to be borne by,
- -----------                Notes that may be sold as a result of the
Posting:                   solicitation of orders by the Agent. If the Company
- -------                    decides to set prices of, and rates borne by, any
                           Notes in respect
                           of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance and             Unless otherwise instructed by the Company, the Agent
- --------------             will advise the Company promptly by telephone of all
Rejection of Orders:       orders to purchase Certificated Notes received by the
- -------------------        Agent, other than those rejected by it in whole or in
                           part in the reasonable exercise of its discretion.
                           Unless otherwise agreed by the Company and the Agent, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee for such Certificated Note will have adequate time to prepare and authenticate such Note.

Preparation of             If any order to purchase a Certificated Note is
- --------------             accepted by or on behalf of the Company, the Company
Pricing Supplement:        will prepare a pricing supplement (a "Pricing
- ------------------         Supplement") reflecting the terms of such
                           Certificated Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent. The
                           Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated
                           Note.

                           In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements

                           (other than those retained for files), will be destroyed.

Suspension of              Subject to the Company's representations, warranties
- -------------              and covenants contained in the Agency Agreement, the
Solicitation;              Company may instruct the Agent to suspend at any time
- ------------               for any period of time or permanently, the
Amendment or               solicitation of orders to purchase Certificated
- ------------               Notes. Upon receipt of such instructions, the Agent
Supplement:                will forthwith suspend solicitation until such time
- ----------                 as the Company has advised them that such
                           solicitation may be resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agent, the Trustee and the Trustees whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of                A copy of the Prospectus and a Pricing Supplement
- -----------                relating to a Certificated Note must accompany or
Prospectus:                precede the earliest of any written offer of such
- ----------                 Certificated Note, confirmation of the purchase of
                           such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agent between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. The Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than the Agent).

Confirmation:              For each order to purchase a Certificated Note
- ------------               solicited by the Agent and accepted by or on behalf
                           of the Company, the Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                The receipt by the Company of immediately available
- ----------                 funds in exchange for an authenticated Certificated
                           Note delivered to the Agent and the Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement". All orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement                 Settlement Procedures with regard to each
- ----------                 Certificated Note sold by the Company through the
Procedures:                Agent, as agent, shall be as follows:
- ----------
                           A.  The Agent will advise the Company by telephone of
                               the following settlement information, in time for the Trustee for such Certificated Note to prepare and authenticate the required Note:

                               1. Name in which such Certificated Note is to be registered ("Registered Owner").

                               2. Address of the Registered Owner and address for payment of principal and interest.

                               3.   Taxpayer identification number of the
                                    Registered Owner (if available).

                               4.   Principal or face amount.

                               5.   Series.

                               6.   Stated Maturity.

                               7. In the case of a Fixed Rate Certificated Note, the interest rate and reset, redemption, repayment and extension provisions (if any) or, in the case of a Floating Rate Certificated Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Spread or Spread Multiplier (if any), minimum interest rate (if any), maximum interest rate (if any) and reset, redemption, repayment and extension provisions (if any).

                               8.   Interest Payment Dates and the Interest
                                    Payment Period.

                               9. Specified Currency and whether the option to elect payment in a Specified Currency applies and if the Specified Currency is not U.S. dollars, the authorized denominations.

                              10.   Redemption, repayment, amortization or
                                    extension provisions, if any.

                              11.   Settlement date.

                              12.   Price (including currency).

                              13. Presenting Agent's commission, determined as provided in Sec-tion 2 of the Agency Agreement.

                              14. Whether such Certificated Note is issued at an original issue discount, and, if so, the total amount of OID and the yield to maturity.

                              15. Any other terms necessay to describe the Certificated Note.

                           B. The Company will advise the relevant Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent.

                           C.  The Company will deliver to the relevant
                               Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

                               1.   Certificated Note with customer
                                    confirmation.

                               2.   Stub One - For Trustee.

                               3.   Stub Two - For Agent.

                               4.   Stub Three - For the Company.

                           D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evi-dence that instructions have been given by the Agent for payment to such account as the Company shall have specified in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Agent's commission. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

                           E. The Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                           F. The Trustee will send Stub Three to the Company by first-class mail.

Settlement                 For orders of Certificated Notes solicited by the
- ----------                 Agent, as agent, and accepted by the Company,
Procedures                 Settlement Procedures "A" through "F" set forth above
- ----------                 shall be completed on or before the respective times
Timetable:                 (New York City time) set forth below:
- ---------

                           Settlement
                           Procedure             Time
                           ---------             ----

                               A          2:00 P.M. on the day
                                                    before
                                                    settlement
                              B-C         3:00 P.M. on the day
                                                    before
                                                    settlement
                               D          2:15 P.M. on settlement
                                                    date
                               E          3:00 P.M. on settlement
                                                    date
                               F          5:00 P.M. on settlement
                                                    date

Procedures upon            Company Notice to Trustee
- ---------------            -------------------------
Company's Exercise         regarding Exercise of Optional
- ------------------         ------------------------------
of Optional Reset          Reset.  Not less than 45 or more than 60 days before
- -----------------          -----
or Extension of            an Optional Resent Date as set forth in a
- ---------------            Certificated Note, the Company will notify the
Maturity:                  Trustee for such Certificated
- --------                   Note whether it is exercising its option to reset the
                           interest rate or Spread or Spread Multiplier, as the case may be, for such Certificated Note, and if so,
                           (i) the new interest rate or Spread or Spread
                           Multiplier, as the case may be, for such Certificated
                           Note during the period from such Optional Reset Date to the next Optional Reset Date as set forth in such Certificated Note or, if there is no such next
                           Optional Reset Date, to the State Maturity of such
                           Certificated Note (the "Subsequent Interest Period");
                           and (ii) the provisions, if any, for redemption of such Certificated Note during such Subsequent
                           Interest Period, including the date or dates on which or the period or periods during which such redemption may occur during such Subsequent Interest Period.

                           Company Notice to Trustee regarding Exercise of
                           -----------------------------------------------
                           Optional Extension of Maturity.  If the Company
                           ------------------------------
                           elects to exercise an option, as set forth in a Certificated Note, to extend the Stated Maturity of such Note, it will so notify the Trustee for such Certificated Note not less than 45 or more than 60 days before the Stated Maturity of such Certificated Note, and will further indicate (i) the new Stated Maturity; (ii) the interest rate or Spread or Spread Multiplier, as the case may be, applicable to the extension period; and (iii) the provisions, if any, for redemption of such Certificated Note during such extension period, including the date or dates on which or the period or periods during which such redemption may occur during such extension period.

                           Trustee Notice to Holders regarding Company's
                           ---------------------------------------------
                           Exercise of Optional Extension or Reset.  Upon
                           ---------------------------------------
                           receipt of notice from the Company regarding the Company's exercise of either an optional extension of maturity or an optional reset, the Trustee for the Certificated Note will mail a notice, first class, postage prepaid, to the Holder of the Certificated Note not less than 40 days before the Optional Reset Date (in which case a "Reset Notice") or the Stated Maturity (in which case an "Extension Notice"), as the case may be, which Reset Notice or Extension Notice shall contain the information required by the terms of the Certificated Note.

                           Trustee Notice to Company regarding Option to be
                           ------------------------------------------------
                           Repaid.  If, after receipt of either a Reset Notice
                           ------
                           or an Extension Notice, any Holder of a Certificated Note exercises the option for repayment by tendering the Certificated Note to be repaid as set forth in the Certificated Note, the Trustee for such Certificated Note shall give notice to the Company not less than 22 days before the Optional Reset Date, or the old Stated Maturity, as the case may be, of the principal amount of Certificated Notes to be repaid on such Optional Reset Date or old Stated Maturity, as the case may be.

                               Company Notice regarding New Interest Rate or New
                               -------------------------------------------------
                           Spread or Spread Multiplier.  If the Company elects
                           ---------------------------
                           to revoke the interest rate or Spread or Spread Multiplier and establish a higher interest rate or Spread or Spread Multiplier for an Optional Reset Period or extension period, as the case may be, it shall, not less than 20 days before such Optional Reset Date or old Stated Maturity, so notify the Trustee for the affected Certificated Note. The Trustee will immediately thereafter notify the Holder of such Certificated Note, by first class mail, postage prepaid, of the new higher interest rate or Spread or Spread Multiplier applicable to such Certificated Note.

                           Trustee Notice to Company regarding Holder
                           ------------------------------------------
                           Revocation of Option to be Repaid.  If, after the
                           ---------------------------------
                           Holder of a Certificated Note has tendered such Note for repayment pursuant to an Extension Notice or an Optional Reset Notice, such Holder revokes such tender for repayment, the Trustee for such Certificated Note shall give notice to the Company not less than five days prior to the Stated Maturity or Optional Reset Date, as the case may be, of such revocation and of the principal amount of Certificated Notes for which tender for repayment has been revoked.

                           Deposit of Repayment Price.  On or before any old
                           --------------------------
                           Stated Maturity where the Maturity has been extended, and on or before any Optional Reset Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the principal amount, plus interest accrued to such old Stated Maturity or Optional Reset Date, as the case may be, for all the Certificated Notes or portions thereof for which such Trustee serves as Trustee and which are to be repaid on such old Stated Maturity or Optional Reset Date, as the case may be. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedures upon            Company Notice to Trustee regarding Exercise of
- ---------------            -----------------------------------------------
Company's                  Optional Redemption.  At least 45 days prior to the
- ---------                  -------------------
Exercise of                date on which it intends to redeem a
- -----------
Optional
- --------

Redemption:                Certificated Note, the Company will notify the
- ----------                 Trustee for such Certificated Note that it is
                           exercising such option with respect to such Note on such date.

                           Trustee Notice to Holders regarding Company's
                           ---------------------------------------------
                           Exercise of Optional Redemption.  After receipt of
                           -------------------------------
                           notice that the Company is exercising its option to redeem a Certificated Note, the Trustee for such Certificated Note will, at least 30 days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note, informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

                           Deposit of Redemption Price.  On or before any
                           ---------------------------
                           redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Certificated Notes or portions thereof for which such Trustee serves as Trustee and which are to be repaid on such redemption date. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Prin-          Trustee Notice to Company of Option to be Repaid.
- -----------------          ------------------------------------------------
cipal and Interest         Upon receipt of notice of exercise of the option for
- ------------------         repayment and the Certificated Notes to be repaid as
Upon Exercise of           set forth in such Notes, the Trustee for such
- ----------------           Certificated Notes shall (unless such notice was
Optional Repayment         received pursuant to the Company's exercise of an
- ------------------         optional reset or an optional extension of maturity,
(Except Pursuant to        in each of which cases the relevant procedures set
- -------------------        forth above shall be followed) give notice to the
Company's Exercise of      Company not less than 20 days prior to each Optional
- ---------------------      Repayment Date of such Optional Repayment Date and of
Optional Reset or          the principal amount of Certificated Notes to be
- -----------------          repaid on such Optional Repayment Date.
Optional Extension):
- -------------------

                           Deposit of Repayment Price.  On or prior to any
                           --------------------------
                           Optional Repayment Date, the

                           Company shall deposit with such Trustee an amount of money sufficient to pay the Optional Repayment Price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Failure to                 If a purchaser fails to accept delivery of and make
- ----------                 payment for any Certificated Note, the Agent will
Settle:                    notify the Company and the relevant Trustee by
- ------                     telephone and return such Certificated Note to the
                           Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Agent for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the applicable
                           Indenture and so advise the Company, and will make appropriate entries in its records.

Trustees Not to            Nothing herein shall be deemed to require either
- ---------------            Trustee to risk or expend its own funds in connection
Risk Funds:                with any payment to the Company, the Agent or the
- ----------                 purchaser, it being understood by all parties that
                           payments made by either Trustee to the Company, the Agent or the purchaser shall be made only to the extent that funds are provided to such Trustee for such purpose.

Authenticity of            The Company will cause each Trustee to furnish the
- ---------------            Agent from time to time with the specimen signatures
Signatures:                of each of such Trustee's officers, employees or
- ----------                 agents who has been authorized by such Trustee to
                           authenticate Certificated Notes, but the Agent will not have any obligation or liability to the Company or a Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or a Trustee on any Certificated Note.

Payment of                 The Agent shall forward to the Company, on a monthly
- ----------                 basis, a statement of the out-of-pocket expenses
Expenses:                  incurred by the Agent during that month that are
- --------                   reimbursable to it pursuant to the terms of the
                           Agency Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Advertising Costs:         The Company will determine with the Agent the amount
- -----------------          of advertising that may be appropriate in soliciting
                           orders to purchase the Certificated Notes.
                           Advertising expenses will be paid by the Company.

                                                                       EXHIBIT B
                                                                       ---------


                                  SALOMON INC
                                  -----------

               Bearer Medium-Term Note Administrative Procedures
               -------------------------------------------------

                               ____________, 1994

          The Medium-Term Notes, Series D (the "Series D Notes") and the Medium-Term Notes, Series E (the "Series E Notes" and, together with the Series D Notes, the "Notes") of Salomon Inc (the "Company") are to be offered on a continuing basis. Each of Salomon Brothers International Limited, Salomon Brothers Hong Kong Limited and Salomon Brothers AG have agreed to act as agent in the solicitation of Notes issuable in bearer form (the "Bearer Notes"), which will be represented by Global Securities that may be exchanged for individual Bearer Notes. (The term "Agent" as used in these Administrative Procedures means, when used in reference to Bearer Notes that are denominated in Deutsche Marks, Salomon Brothers Aktiengesellschaft, and, when used in reference to all other Bearer Notes, Salomon Brothers International Limited or Salomon Brothers Hong Kong Limited). The Agent will not be obligated to purchase Notes for its own account. The Bearer Notes are being sold pursuant to a Global Selling Agency Agreement between the Company and the agents named therein (including the Agent) dated the date hereof (the "Agency Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). Citibank, N.A. is the trustee under the Indenture, dated as of December 1, 1988, as amended from time to time, covering the Series D Notes (the "Senior Debt Indenture"). Bankers Trust Company is the trustee (together with Citibank, N.A., the "Trustees") under the Indenture, dated as of December 1, 1988, as amended from time to time, covering the Series E Notes (the "Subordinated Debt Indenture" and together with the Senior Debt Indenture, the "Indentures"). The Series D Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company. The Series E Notes will be subordinate and junior in the right of payment to all Senior Indebtedness of the Company, to the extent and in the manner set forth in the Subordinated Debt Indenture.

          The Agency Agreement provides that Notes may also be purchased by the Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by the Agent acting solely as principal, unless otherwise agreed to between the Company and the Agent acting as principal.

          The Company has appointed the principal office of Citibank, N.A. in London as principal paying agent for the payment of the principal of and interest on the Series D Bearer Notes and has appointed the principal office of Bankers Trust Company in London as principal paying agent (together the "Principal Paying Agents") for the payment of principal of and interest on the Series E Bearer Notes. The Company has appointed Citicorp Investment Bank (Luxembourg) S.A. in Luxembourg as an additional paying agent for the Series D Notes and has appointed Bankers Trust Luxembourg, S.A. as an additional paying agent for the Series E Notes (each a "Paying Agent").

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agent and the Trustees in writing of those persons handling administrative responsibilities with whom the Agent and the Trustees are to communicate regarding orders to purchase Bearer Notes and the details of their delivery.

          The Company has appointed Kredietbank S.A. Luxembourgeoise as listing agent (the "Listing Agent"), which will coordinate with the Principal Paying Agents and the Agent on a regular basis for the purpose of providing the Luxembourg Stock Exchange with such information regarding Bearer Notes issued and outstanding as such Exchange may require.

          Administrative procedures and specific terms of the offering are explained below. Unless otherwise defined herein, terms defined in the Indenture shall be used as therein defined. To the extent the procedures set forth below conflict with the provisions of the Bearer Notes, the Indentures or the Agency Agreement, the relevant provisions of the Bearer Notes, the Indentures and the Agency Agreement shall control.

Maturities:                         Each Bearer Note will mature on a date more
- ----------                          than nine months after the settlement date
                                    for such Note. A Floating Rate Bearer Note will mature only on an Interest Payment Date for such Bearer Note. Any Note denominated in Japanese yen will mature on a date not less than one year from the Original Issue
                                    Date (as defined below) for such Note.  Any
                                    Note denominated in Pounds Sterling will mature on a date not less than one year, nor more than five years, after its Original
                                    Issue Date.

Denominations:                      The denomination of any Bearer Note
- -------------                       denominated in U.S. dollars will be a
                                    minimum of U.S.$25,000 or any larger amount that is an integral multiple of U.S. $5,000.
                                    The authorized denominations of Bearer Notes denominated in any other currency will be set forth in such Bearer Notes.

Bearer Form:                        Bearer Notes will be issued only in bearer
- -----------                         form.

Date of Issuance:
- ----------------

                                    Each Bearer Note will be dated and issued as of the original issue date by the Principal Paying Agent for such Bearer Note. Each Bearer Note will bear an Original Issue Date, which will be (i) with respect to a temporary Global Security (or any portion thereof), the date of its original issue as specified in such Global Security and (ii) with respect to any Permanent Global Security or individual Bearer Note (or portion thereof) issued subsequently upon transfer or exchange of a Bearer Note or in lieu of a destroyed, lost or stolen Bearer Note, the Original Issue Date of the predecessor Bearer Note, regardless of the date of authentication of such subsequently issued Bearer Note.

Temporary Global Securities;        Until the 40th day following the date of
- ----------------------------        issuance of a Bearer Note (the "Exchange
  Definitive Global                 Date") and until Final Certification (as
  -----------------                 defined below) with respect to such Bearer
  Securities; and Individual        Note has occurred, such Bearer Note,
  --------------------------        together with all other Bearer Notes that
  Bearer Notes:                     have
  ------------
                                    the same rank, Original Issue Date, currency of denomination, redemption and repayment provisions, Stated Maturity and either fixed interest rate (in the case of Fixed Rate
                                    Notes) or Base Rate, Initial Interest Rate, interest reset period, Interest Payment
                                    Dates, Minimum Interest Rate, Maximum
                                    Interest Rate, Spread or Spread Multiplier and Index Maturity (in the case of Floating
                                    Rate Notes) (all such Bearer Notes herein referred to collectively as a "Tranche"), will be represented by a single temporary
                                    Global Security in bearer form without
                                    interest coupons. The Company shall execute, and the Principal Paying Agent for the Bearer Notes represented by such temporary
                                    Global Security shall authenticate, such temporary Global Security upon the same conditions and in substantially the same manner, and with the same effect, as a Permanent Global Security. On or prior to the Closing Date (which should also be the Original Issue Date), with respect to such Bearer Notes, the Principal Paying Agent for such Bearer Notes shall deposit the temporary Global Security with a common depositary (the "Depositary") for Centrale de Livraison de Valeurs Mobilieres S.A.
                                    ("CEDEL") and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") in the manner specified below under "Details for Settlement". The interest of each beneficial owner of such temporary Global Security will be credited to the appropriate account with CEDEL or Euroclear, as specified below under "Details for Settlement".

                                    On or after the Exchange Date and provided that Final Certification (as described below) has occurred, the interest of the beneficial owner of such Bearer Note in the temporary Global Security shall be canceled and such Bearer Note, together with all other Bearer Notes of the Tranche as to which Final Certification has occurred, shall thereafter be represented by a Permanent Global Security in bearer form without interest coupons held in London by the Depositary. The interest of the beneficial owner of such Bearer Note in such Permanent Global Security will be credited to the appropriate account with CEDEL or Euroclear.

                                    The beneficial owner of an interest in a Permanent Global Security may, at any time, upon 30 days' notice to the Principal Paying Agent for the Bearer Notes represented by such Permanent Global Security, given by such beneficial owner through either CEDEL or Euroclear, as the case may be, exchange its beneficial interest in such Permanent Global Security for one or more individual Bearer Notes (with coupons attached, if appropriate) equal in aggregate principal amount to such beneficial interest. To effect such exchange, the interest of the beneficial owner of such Bearer Note in such Permanent Global Security shall be canceled and one or more individual Bearer Notes shall be issued to such beneficial owner, through Euroclear or CEDEL, as the case may be.

                                    In all events, Bearer Notes will be
                                    delivered by the Principal Paying Agents only outside the United States.

Final Certification:                Final Certification with respect to a
- -------------------                 temporary Global Security shall mean the
                                    delivery by Euroclear or CEDEL, as the case may be, to the Principal Paying Agent for the Bearer Notes represented by such Permanent Global Security of a signed certificate (a "Clearance System
                                    Certificate") in the form set forth in
                                    Appendix 1 hereto with respect to the Bearer
                                    Notes, dated no earlier than the Exchange
                                    Date for such Bearer Notes or, if an
                                    interest payment on the Bearer Notes shall be due prior to the Exchange Date, dated no earlier than such Interest Payment Date, to the effect that Euroclear or CEDEL, as the case may be, has received certificates
                                    ("Certificates of Non-U.S. Beneficial
                                    Ownership") in the form set forth in
                                    Appendix 2 hereto with respect to each of such Bearer Notes, dated no earlier than ten days before such Exchange Date or Interest
                                    Payment Date, as the case may be, signed by the account holders appearing on its records as entitled to such Bearer Notes, to the effect that such Bearer Notes (i) are not beneficially owned by United States persons and have not been acquired by or on behalf of United States persons, (ii) are owned by United States persons that are (a) foreign branches of United States financial institutions purchasing for their own account or for resale or (b) United States persons who acquired the Bearer Notes through foreign branches of U.S. financial institutions and who hold the Bearer Notes through such U.S. financial institutions
                                    (and in either case (a) or (b), each such financial institution has agreed that it will comply with the requirements of Section
                                    165(j)(3)(A), (B) or (C) of the Internal
                                    Revenue Code of 1986 and the regulations thereunder), or (iii) are owned by United
                                    States or foreign financial institutions for purposes of resale during the restricted period, in which event such financial institutions (whether or not also described in clause (i) or (ii)) shall have certified that they have not acquired the Bearer Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

Payments of Principal:              Upon presentation of a Note, the Principal
- ---------------------               Paying Agent for such Bearer Note will pay
                                    the principal amount of such Note and the final installment of interest at Maturity in immediately available funds. Notes presented to the Principal Paying Agent for such Bearer Notes at Maturity for payment will be cancelled in accordance with the Indenture under which such Bearer Notes have been issued.

Interest Payments:                  Interest on each Bearer Note will accrue
- -----------------                   from the Original Issue Date of such Bearer
                                    Note and will be calculated and paid in the
                                    manner described in such Bearer Note and
                                    the Prospectus, each as defined in the
                                    Agency Agreement, as supplemented by the
                                    applicable Pricing Supplement; provided,
                                                                   --------
                                    however, that interest in respect of any
                                    -------
                                    portion of a temporary Global Security for which Final Certification has not been made shall not be paid until Final Certification is received in respect of that portion.

Payments of Principal and           Upon receipt of Bearer Notes to be repaid
- -------------------------           as set forth in such Notes, the Trustee or
  Interest Upon Exercise of         Principal Paying Agent for such Notes shall
  -------------------------         give notice to the Company not less than 20
  Optional Repayment:               calendar days prior to each Optional
  ------------------                Repayment Date of such Optional Repayment
                                    Date and of the principal amount of Bearer
                                    Notes to be repaid on such Optional
                                    Repayment Date.

                                    On or prior to any Optional Repayment Date, the Company shall deposit with such Trustee or such Principal Paying Agent an amount of money sufficient to pay the Optional Repayment Price, and accrued interest thereon to such date, of all the Notes or portions thereof which are to be repaid on such date. Such Trustee or such Principal Paying Agent will use such money to repay such Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting          The Company and the Agent will discuss from
- --------------------------          time to time the aggregate principal amount
  and Posting:                      of, the issuance price of, and the interest
  -----------                       rates to be borne by, Bearer Notes that may
                                    be sold as a result of the solicitation of orders by the Agent. If the Company decides to set prices of, and rates borne by, any Bearer Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

Acceptance of Orders:               If the Company posts prices and rates as
- --------------------                provided above, the Agent as agent for and
                                    on behalf of the Company shall promptly
                                    accept orders received by it to purchase
                                    Bearer Notes at the prices and rates so
                                    posted, subject to (1) any instructions from the Company received by the Agent concerning the aggregate principal amount of Bearer
                                    Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect,
                                    (2) any instructions from the Company
                                    received by the Agent changing or revoking any posted prices and rates, (3) compliance with the securities laws of the United
                                    States and all other jurisdictions and with the selling restrictions contained in the Agency Agreement and (4) the Agent's right to reject any such offer as provided below.

                                    If the Company does not post prices and
                                    rates and the Agent receives an order to purchase Bearer Notes, or, if while posted prices and rates are in effect, the Agent receives an order to purchase Bearer Notes on terms other than those posted by the Company, the Agent will promptly advise the Company by telephone of any such order other than orders rejected by the Agent as provided below. The Company will have the sole right to accept any such order to purchase Bearer Notes and may reject any such order in whole or in part.

                                    The Agent may, in its discretion reasonably exercised, reject any order to purchase Bearer Notes received by it in whole or in part.

Preparation of Pricing              If any order to purchase a Bearer Note is
- ----------------------              accepted by or on behalf of the Company, the
  Supplement:                       Company, with the approval of the Agent,
  ----------                        will prepare a pricing supplement (a
                                    "Pricing Supplement") reflecting the terms of such Bearer Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent and one copy to the Principal Paying Agent for such Bearer Note. The Principal Paying Agent for such Bearer Note will cause such Pricing
                                    Supplement to be delivered to the Trustee for such Bearer Note, to each additional
                                    Paying Agent for such Bearer Note outside the

                                    United States and to the Listing Agent.
                                    The Agent will cause a Pricing Supplement to be delivered to the purchaser of the Bearer Note.

                                    In each instance that a Pricing Supplement is prepared, the Agent will affix copies of the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation;         The Company reserves the right, in its sole
- ---------------------------         discretion, to instruct the Agent to suspend
  Amendment or Supplement:          at any time, for any period of time or
  -----------------------           permanently, the solicitation of orders to
                                    purchase Bearer Notes. Upon receipt of such instructions, the Agent will forthwith suspend solicitation of orders to purchase
                                    Bearer Notes from the Company until such time as the Company has advised it that such solicitation may be resumed.

                                    In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agent and each of the Principal Paying Agents whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered. If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus (except for an amendment or supplement relating to an offering of Securities other than the Notes or to an offering of Warrants or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other terms of any Notes), it will promptly advise the Agent and the Trustees and will furnish the Agent and the Trustees with the proposed amendment or supplement and with such certificates and opinions as are required, all in accordance with the terms of the Agency Agreement. The Company will file with the Commission any supplement to the Prospectus relating to the Bearer Notes, provide the Agent with copies of any such supplement, and confirm to the Agent that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Delivery of Prospectus:             A copy of the Prospectus and a Pricing
- ----------------------              Supplement relating to a Bearer Note must
                                    accompany or precede any written offer of such Note, confirmation of the purchase of such Note and payment for such Note by its purchaser. If notice of a change in the terms of the Bearer Notes is received by the Agent between the time an order for a Bearer Note is placed and the time written confirmation thereof is sent by the Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to the second preceding paragraph, the Agent will deliver a Prospectus and Pricing
                                    Supplement as herein described with respect to each Bearer Note sold by it. The
                                    Principal Paying Agent for such Bearer Note will make such delivery if such Note is sold directly by the Company to a purchaser
                                    (other than the Agent).

Confirmation:                       For each order to purchase a Bearer Note
- ------------                        solicited by the Agent and accepted by or on
                                    behalf of the Company, the Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth below, delivery and payment instructions and the language required by
                                    Section 8(a)(3) of the Agency Agreement.

Settlement:                         Subject to Section 6 of the Agency
- ----------                          Agreement, the Closing Date with respect to
                                    any order to purchase Bearer Notes accepted by or on behalf of the Company will be the seventh day next succeeding the date of acceptance, or if such day is a day on which commercial banks in New York City or London or CEDEL or Euroclear are required or authorized to be closed, the next succeeding day on which commercial banks in New York City and London and Euroclear and CEDEL are not required or authorized to be closed (a "Business Day") unless otherwise agreed by the purchaser and the Company and shall be specified upon acceptance of such offer.

Details for Settlement:             For each offer to purchase a Bearer Note
- ----------------------              that is accepted by or on behalf of the
                                    Company, the Agent will provide (unless
                                    provided by the purchaser directly to the Company) by telephone the following information to the Company:

                                    1.  Rank.
                                    2.  Principal or face amount.
                                    3.  In the case of a Fixed-Rate Note, the
                                        interest rate and redemption and
                                        repayment provisions (if any), or, in
                                        the case of a Floating Rate Note, the
                                        Base Rate, Initial Interest Rate (if
                                        known at such time), Index Maturity,
                                        Spread or Spread Multiplier (if any),
                                        Minimum Interest Rate (if any), Maximum
                                        Interest Rate (if any) and redemption
                                        and repayment provisions (if any).
                                    4.  Price.
                                    5.  Closing Date.
                                    6.  Stated Maturity.
                                    7.  Any other term necessary to describe
                                        the Bearer Note.
                                    8.  Agent's commission, determined as
                                        provided in Section 2 of the Agency
                                        Agreement.
                                    9.  Agent's account number at CEDEL or
                                        Euroclear.

                                    The Agent will advise the Company and the Principal Paying Agent for such Bearer Note of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Bearer Note solicited by the Agent and accepted by the Company in time for the Principal Paying Agent for such Bearer Note to prepare and authenticate the temporary Global Security and deliver it at least one day prior to settlement to the Depositary in London. The Principal Paying Agent for such Bearer Note will instruct Euroclear or CEDEL, as the case may be, to credit such Bearer Note to the distribution account of such Principal Paying Agent with Euroclear or CEDEL, as the case may be, for onward credit to the account of the Agent against payment. Concurrently therewith and in consideration thereof, the Agent for such Bearer Note will give instructions to Euroclear or CEDEL, as the case may be, to credit the account of the Principal Paying Agent for such Bearer Note against delivery of such Bearer Note with an amount equal to the initial public offering price of such Bearer Note, less the applicable commission determined as provided in Section 2 of the Agency Agreement. The Principal Paying Agent for such Bearer Note will remit all such funds received to the designated account of the Company. The Principal Paying Agent for such Bearer Note will notify the Agent of both the Euro-clear and CEDEL Reference

                                    Numbers for such Bearer Note and will notify the Listing Agent of the issuance of such Bearer Note. Before accepting any order to purchase a Bearer Note to be settled in less than three Business Days, the Company shall verify that the Principal Paying Agent for such Bearer Note will have adequate time to prepare and authenticate the temporary Global Security that will represent such Bearer Note.

                                    The Agent will provide appropriate
                                    documentation to the Principal Paying Agent for such Bearer Note, including the information necessary for the preparation and authentication of the temporary Global Security that will represent such Bearer Note. Prior to preparing such temporary Global Security for delivery (but in any case no later than 10:00 AM, London time, on the Business Day next preceding the Closing Date therefor), the Principal Paying Agent for such Bearer Note will confirm receipt of such instruction to the Agent by telephone.

Bearer Note Deliveries and          Upon receipt of appropriate documentation
- --------------------------          and instructions with respect to the
  Cash Payment:                     Bearer Notes constituting a Tranche, the
  ------------                      Company will cause the Principal Paying
                                    Agent for such Bearer Notes to prepare and authenticate a temporary Global Security representing such Tranche and to insert thereon (1) the rank, (2) the principal amount of such Tranche, (3) the Original
                                    Issue Date, (4) the Stated Maturity, (5) the interest rate (in the case of a

                                    Fixed-Rate Note) and redemption and
                                    repayment provisions (if any) or the Base
                                    Rate, Initial Interest Rate, Index Maturity,
                                    Spread or Spread Multiplier, Minimum
                                    Interest Rate and Maximum Interest Rate (in the case of a Floating Rate Note) and redemption and repayment provisions (if any) and (6) any other terms required to be inserted thereon.

                                    On the Closing Date, the Principal Paying
                                    Agent for the Bearer Notes represented by such Tranche will credit such Bearer Note to its distribution account with CEDEL or Euroclear and the Agent will make payment to such Principal Paying Agent against delivery of such Bearer Note, through Euroclear or CEDEL, as the case may be, in immediately available funds, in an amount equal to the issuance price of such Bearer Note less the Agent's commission. The Principal Paying Agent for such Bearer Note will remit all such funds received to the designated account of the Company.

                                    Such payment shall be made by the Agent only upon prior receipt by the Agent of immediately available funds from or on behalf of the purchaser unless the Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

Failure to Settle:                  If on the relevant Issue Date the Agent
- -----------------                   does not pay the subscription price due
                                    from it in respect of any Note (the
                                    "Defaulted Note") and, as a result, the
                                    Defaulted Note remains in the distribution account of the Principal Paying Agent for such Note with Euroclear or CEDEL after such Issue Date (rather than being credited to the Agent's account against payment), such Principal Paying Agent will continue to hold the Defaulted Note to the order of the Company.

                                    If such Principal Paying Agent pays an
                                    amount (the "Advance") to the Company on the basis that a payment (the "Payment") has been, or will be, received from the relevant Agent and if the Payment has not been, or is not, received by such Principal Paying Agent on the date such Principal Paying Agent pays the Company, the Company shall upon being requested to do so repay to such Principal Paying Agent the Advance and shall pay interest (on a 360 days basis) sufficient to cover any overdraft costs incurred by such Principal Paying Agent, as certified by such Principal Paying Agent, until the earlier of repayment in full of the Advance and receipt in full by such Principal Paying Agent of the Payment.

                                    If the Agent, at its own option, has
                                    advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Bearer Note on the Closing Date therefor, the

                                    Agent will promptly notify the Principal
                                    Paying Agent for such Bearer Note, the
                                    Depositary and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event the Agent shall instruct Euroclear or CEDEL, as the case maybe, to transfer such Defaulted Note to the distribution account of the Principal Paying Agent for such Bearer Note who will continue to hold the Defaulted Note to the order of the Company. Upon (i) confirmation from such Principal Paying Agent in writing (which may be by telex or telecopy) that such Principal Paying Agent is holding the Defaulted Note for the account of the Company, and (ii) confirmation from the Agent in writing (which may be given by telex or telecopy) that the Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Bearer Note. Such payment will be made not later than the Business Day following the date of receipt of the Confirmations. The Principal Paying Agent for such Bearer Note and the Depositary will make such revisions to the temporary Global Security representing such Bearer Note as are necessary to reflect the cancelation of such portion of such Global Security.

                                    If a purchaser shall fail to make payment for such Bearer Note for any reason other than the failure of the Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligation hereunder or in the Agency Agreement, and if the Agent shall have otherwise complied with its obligations hereunder and in the Agency Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

Principal Paying Agents Not         Nothing herein shall be deemed to require
- ---------------------------         either Principal Paying Agent to risk or
    to Risk Funds:                  expend its own funds in connection with any
    -------------                   payment to the Company, or the Agent or the
                                    purchaser, it being understood by all
                                    parties that payments made by the Principal
                                    Paying Agents to the Company, or the Agent or a purchaser shall be made only to the extent that funds are provided to the Principal Paying Agents for such purpose.

Authenticity of Signatures:         The Company will cause each Principal
- --------------------------          Paying Agent to furnish the Agent from
                                    time to time with the specimen signatures of each of such Principal Paying Agent's officers, employees or agents who has been authorized by such Principal Paying Agent to authenticate Bearer Notes (including Global
                                    Securities representing Bearer Notes), but the Agent will have no obligation or liability to the Company or to either
                                    Principal Paying Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or either Principal Paying Agent on any Bearer
                                    Note.

Payment of Expenses:                The Agent shall forward to the Company, on
- -------------------                 a monthly basis, a statement of the
                                    out-of-pocket expenses incurred by the Agent during that month that are reimbursable to it pursuant to the terms of the Agency
                                    Agreement. The Company will remit payment to the Agent currently on a monthly basis.

Advertising Costs:                  The Company will determine with the Agent
- -----------------                   the amount of advertising that may be
                                    appropriate in soliciting orders to purchase the Bearer Notes. Advertising expenses will be paid by the Company.

                                                                      APPENDIX 1


                      [FORM OF CERTIFICATION TO BE GIVEN
                      BY THE EUROCLEAR OPERATOR OR CEDEL]

                                 CERTIFICATION

                                  Salomon Inc

                        Medium Term Notes, Series [D][E]

                                 (the "Notes")

          This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Medium-Term Note Administrative Procedures attached to the Selling Agency Agreement relating to the Notes, as of the date hereof, _________ principal amount of the above-captioned Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States persons who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

          We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  ______________, 199__/1/



                              Yours faithfully,

                              [MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK,
                                Brussels office,
                                as operator of the Euroclear
                                System]

                                           or

                              [CEDEL S.A.]

                              By_____________________________



- ---------------------
/1/ [The earlier of the Exchange Date and the first Interest Payment Date on the applicable Notes.]

                                                                      APPENDIX 2


                       [FORM OF CERTIFICATION TO BE GIVEN
                  BY AN ACCOUNT HOLDER OF EUROCLEAR OR CEDEL]

                                 CERTIFICATION

                                  Salomon Inc

                        Medium Term Notes, Series [D][E]


          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes (the "Notes") held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause
(iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

          As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certification excepts and does not relate to $______ of principal amount of the Notes as to which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

          We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _________________, 19__
[To be dated no earlier than
the 10th day before the earlier
of the Exchange Date and the
first Interest Payment Date
on the Notes]

                              [Name of Account Holder]


                              By:_________________________
                                 (Authorized Signatory)

                                 Name:
                                 Title:

                                   Exhibit C
                                   ---------

                                TERMS AGREEMENT
                                ---------------

Attention: Subject in all respects to the terms and conditions contained in the Global Selling Agency Agreement dated _________, 1994, between Salomon Brothers Inc, Salomon Brothers International Limited, Salomon Brothers Hong Kong Limited, Salomon Brothers Aktiengesellschaft and Salomon Inc, the undersigned agrees to purchase the following Notes of Salomon Inc:

Principal Amount:                               Issue Price:

Purchaser:                                      Original Issue Date:

Initial Interest Rate:                          Stated Maturity:

Reoffering Price:



    [ ] Varying prices from time to time related to prevailing prices at the time of resale



    [ ]                             Fixed price of __% of Principal Amount

Specified Currency:
   (If other than U.S. dollars)
Authorized Denominations:
   (If other than as set forth in the Prospectus Supplement)
Interest Payment Dates:
   (If other than as set forth in the Prospectus Supplement)
Indexed Principal Note:  [ ] Yes (see attached)   [ ] No
Floating Rate:  [ ]          Indexed Rate:  [ ] (See attached)
Initial Interest Rate:
Base Rate:   [ ] CD Rate  [ ] Commercial Paper Rate   [ ] Federal
Funds Rate   [ ] LIBOR Telerate  [ ] LIBOR Reuters
                                       [ ] Treasury Rate  [ ] Treasury
Rate Constant Maturity  [ ] Other (see attached)
Interest Reset Period or Interest Reset Dates:
Interest Rate Reset: [ ] The Interest Rate may not be changed prior to Stated Maturity.


                                       [ ] The Interest Rate may be changed
prior to Stated Maturity (see attached)
Optional Reset Dates (if applicable):
Index Maturity:

Spread (+/-):
Spread Multiplier:



Spread Reset: [ ] The Spread or Spread Multiplier may not be changed prior to Stated Maturity.
               [ ] The Spread or Spread Multiplier may be changed prior to Stated Maturity (see attached).
Maximum Interest Rate:
Minimum Interest Rate:
Amortizing Note:  [ ]  Yes  [ ] No
                                 Amortization Schedule:
Optional Redemption:  [ ] Yes  [ ] No
                                 Optional Redemption Dates:
                                 Redemption Prices:
Optional Repayment:  [ ] Yes  [ ] No
   Optional Repayment Dates:
   Optional Repayment Prices:
Discount Note:  [ ] Yes  [ ] No
   Total Amount of OID:
   Yield to Maturity:


Place of Delivery of Notes:

Method of Payment for the Notes:

Period of time, if any, for which the Company shall not, without the prior consent of the Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued by the Company (other than the Notes being sold pursuant to this Terms Agreement):

Requirements for delivery, if any, of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants:

Date:

                                [Purchaser]


                                By__________________________

Accepted:  SALOMON INC


By_________________________

                                      C-2